Exhibit 23
                           INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-50301, 33-62155, 333-01519, 333-02353, 333-26961 and 333-26963
     on Form S-8 and Registration Statement No. 333-22867 on Form S-3 of our reports dated November 2, 1998 appearing and incorporated by reference in this Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 1998.


     /s/ Deloitte & Touche LLP

     DELOITTE & TOUCHE LLP
     Atlanta, Georgia
     December 23, 1998